Exhibit 16.1

June 13, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Exide Technologies (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Exide Technologies dated June 8, 2012. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP, 10 Tenth Street, Suite 1400, Atlanta, GA 30309-3851

T: (678) 419 1000, F: (678) 419 1239, www.pwc.com/us